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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                   FORM 8-K/A

                               ----------------

                                AMENDMENT NO. 1
                                       TO
               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT: DECEMBER 22, 1998
              (DATE OF EARLIEST EVENT REPORTED: OCTOBER 15, 1998)

                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           TEXAS                    1-13565                  76-0535259
      (STATE OR OTHER             (COMMISSION             (I.R.S. EMPLOYER
       JURISDICTION               FILE NUMBER)           IDENTIFICATION NO.)
     OF INCORPORATION)

       8 GREENWAY PLAZA, SUITE 1500
              HOUSTON, TEXAS                              77046
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 860-0100

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  On October 15, 1998, Group Maintenance America Corp. (the "Company") completed the acquisition of Continental Electrical Construction Co., an Illinois corporation ("Continental"). The Company acquired Continental pursuant to a merger (the "Merger") of Continental with and into Continental Acquisition Corp. ("CAC"), a wholly-owned subsidiary of the Company. The Merger was effected in accordance with the Agreement and Plan of Merger (the "Merger Agreement") dated as of October 15, 1998, among the Company, CAC, Continental, and the shareholders of Continental. A copy of the Merger Agreement has been filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. CAC was the surviving corporation of the Merger. The purchase price paid or to be paid by the Company for Continental consists of $15.7 million in cash, 2.0 million shares of the Company's common stock and equivalents, par value $.001 per share, and the assumption of $10.7 million of long-term debt.

  A majority of the stockholders of Continental prior to the Merger will be employed by the surviving corporation after the Merger. After the Merger, the surviving corporation shall continue to lease facilities from real estate trusts of which certain of the stockholders of Continental prior to the Merger are beneficiaries.

  Prior to the Merger, Continental was engaged in the business of providing electrical, communication, life safety and security network installation, maintenance and repair services for commercial and industrial customers in the Chicago, Illinois marketplace. The assets of Continental consisted primarily of cash, accounts receivable, inventory, equipment, vehicles and goodwill. The Company expects that the surviving corporation will continue to conduct its business in substantially the same manner as conducted before the Merger.

  The cash portion of the consideration paid by the Company in connection with the Merger was provided pursuant to loans made under a Second Amended and Restated Credit Agreement dated as of October 15, 1998 (the "Credit Agreement") among the Company, certain subsidiaries of the Company, Chase Bank of Texas, National Association, as Agent, Bank of America, Texas, N.A., as Co-Agent, Paribas, as Syndication Agent, ABN AMRO Bank, N.V., as Documentation Agent, and the other banks named therein (the "Lenders"). Under the Credit Agreement, a syndicate of banks agreed to provide up to $230 million of financing to the Company on a secured basis. A list of the Lenders is set forth on Exhibit 99 which is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a) Financial statements of businesses acquired.

                         INDEPENDENT AUDITORS' REPORT

The Board of Directors
Continental Electrical Construction Co.

  We have audited the accompanying balance sheets of Continental Electrical Construction Co. (the Company) as of December 31, 1996 and 1997, and the related statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Continental Electrical Construction Co. as of December 31, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 1997, in conformity with generally accepted accounting principles.

KPMG Peat Marwick LLP

Houston, Texas
October 16, 1998

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

                                 BALANCE SHEETS

                                        DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                            1996         1997         1998
                                        ------------ ------------ -------------
                                                                   (UNAUDITED)
                 ASSETS
                 ------
CURRENT ASSETS:
  Cash and cash equivalents............ $ 1,409,429  $ 1,474,903   $ 1,041,100
  Accounts receivable--trade...........  12,438,323   13,610,722    15,036,693
  Accounts receivable--other...........      18,480       43,702       111,527
  Inventories..........................     208,501      189,637       492,689
  Costs and estimated earnings in ex-
   cess of billings on uncompleted con-
   tracts..............................   2,342,168    3,055,569     4,919,994
  Deferred tax asset...................         --           --        113,800
  Prepaid expenses and other current
   assets..............................         --           --        232,725
                                        -----------  -----------   -----------
    Total current assets...............  16,416,901   18,374,533    21,948,528
PROPERTY AND EQUIPMENT, NET............     536,802      470,074       615,697
GOODWILL...............................         --           --      1,066,561
INVESTMENTS............................     721,604    1,148,279     1,338,942
OTHER LONG TERM ASSETS.................     235,969      236,439       114,801
                                        -----------  -----------   -----------
    Total assets....................... $17,911,276  $20,229,325   $25,084,529
                                        ===========  ===========   ===========
 LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable..................... $ 3,550,998  $ 2,460,074   $ 3,156,441
  Accrued expenses.....................   1,286,918    1,660,537     2,201,905
  Accrued income taxes payable.........      71,500      110,000       178,702
  Billings in excess of costs and esti-
   mated earnings on
   uncompleted contracts...............   1,379,459    1,254,871     1,351,087
  Deferred tax liability...............         --           --          6,600
  Notes payable--related parties.......   1,050,000    1,675,000     2,350,000
  Short term borrowings and current ma-
   turities of long term
   obligations.........................         --           --      9,188,757
                                        -----------  -----------   -----------
    Total current liabilities..........   7,338,875    7,160,482    18,433,492
LONG TERM OBLIGATIONS, net of current
 maturities............................         --           --      1,057,206
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
  Common Stock--$10 par value; 20,000
   shares authorized; 3,200 shares is-
   sued and outstanding................      32,000       32,000        32,000
  Additional paid-in capital...........         --           --        552,744
  Retained earnings....................  10,540,401   13,036,843     4,180,751
  Unrealized gain on securities........         --           --        828,336
                                        -----------  -----------   -----------
    Total shareholders' equity.........  10,572,401   13,068,843     5,593,831
                                        -----------  -----------   -----------
    Total liabilities and shareholders'
     equity............................ $17,911,276  $20,229,325   $25,084,529
                                        ===========  ===========   ===========



   The accompanying notes are an integral part of these financial statements.

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

                            STATEMENTS OF OPERATIONS

                                      YEARS ENDED                       NINE MONTHS ENDED
                         ----------------------------------------  ---------------------------
                         DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30, SEPTEMBER 30,
                             1995          1996          1997          1997          1998
                         ------------  ------------  ------------  ------------- -------------
                                                                           (UNAUDITED)
REVENUES................ $52,645,469   $60,950,227   $71,555,793    $54,654,477   $54,258,969
COST OF SERVICES........  41,305,153    47,985,806    54,809,528     42,015,127    41,050,969
                         -----------   -----------   -----------    -----------   -----------
    Gross profit........  11,340,316    12,964,421    16,746,265     12,639,350    13,208,000
SELLING, GENERAL AND
 ADMINISTRATIVE EX-
 PENSES.................   7,482,306     8,199,411     9,707,389      6,092,292     7,636,065
                         -----------   -----------   -----------    -----------   -----------
    Income from
     operations.........   3,858,010     4,765,010     7,038,876      6,547,058     5,571,935
OTHER INCOME (EXPENSE):
  Interest income.......      40,055        44,591        25,484         21,527        31,363
  Interest expense......     (69,541)     (121,383)     (137,195)      (103,157)     (230,846)
  Equity in loss of
   partnership..........         --            --       (171,494)      (128,621)     (381,250)
  Gain (loss) on sale of
   investments in
   partnerships.........      42,675       (13,090)          --             --        520,369
  Other, net............       7,574            16        48,403          3,781       (65,962)
                         -----------   -----------   -----------    -----------   -----------
    Income before income
     tax
     provision..........   3,878,773     4,675,144     6,804,074      6,340,588     5,445,609
INCOME TAX PROVISION....      54,478        70,521       107,632         99,686       178,702
                         -----------   -----------   -----------    -----------   -----------
NET INCOME.............. $ 3,824,295   $ 4,604,623   $ 6,696,442    $ 6,240,902   $ 5,266,907
                         ===========   ===========   ===========    ===========   ===========


   The accompanying notes are an integral part of these financial statements.

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

                       STATEMENTS OF SHAREHOLDERS' EQUITY

                          COMMON STOCK                   ADDITIONAL               UNREALIZED     TOTAL
                         ----------------    TREASURY     PAID-IN     RETAINED     GAIN ON   SHAREHOLDERS'
                         SHARES   AMOUNT      STOCK       CAPITAL     EARNINGS    SECURITIES    EQUITY
                         ------  --------  ------------  ---------- ------------  ---------- -------------
Balance, December 31,
 1994...................  5,700  $ 57,000  $ (1,102,250)  $    --   $  7,288,732   $    --   $  6,243,482
  Retirement of treasury
   stock................ (2,500)  (25,000)    1,102,250        --     (1,077,250)       --            --
  Net income............    --        --            --         --      3,824,295        --      3,824,295
  Distribution to
   shareholders.........    --        --            --         --     (1,299,999)       --     (1,299,999)
                         ------  --------  ------------   --------  ------------   --------  ------------
Balance, December 31,
 1995...................  3,200    32,000           --         --      8,735,778        --      8,767,778
  Net income............    --        --            --         --      4,604,623        --      4,604,623
  Distribution to share-
   holders..............    --        --            --         --     (2,800,000)       --     (2,800,000)
                         ------  --------  ------------   --------  ------------   --------  ------------
Balance, December 31,
 1996...................  3,200    32,000           --         --     10,540,401        --     10,572,401
  Net income............    --        --            --         --      6,696,442        --      6,696,442
  Distribution to share-
   holders..............    --        --            --         --     (4,200,000)       --     (4,200,000)
                         ------  --------  ------------   --------  ------------   --------  ------------
Balance, December 31,
 1997...................  3,200    32,000           --         --     13,036,843        --     13,068,843
  Net income (unau-
   dited)...............    --        --            --         --      5,266,907        --      5,266,907
  Capital contribution
   (unaudited)..........    --        --            --     552,744           --         --        552,744
  Distribution to share-
   holders (unaudited)..    --        --            --         --    (14,122,999)       --    (14,122,999)
  Unrealized gain on se-
   curities (unaudited).    --        --            --         --            --     828,336       828,336
                         ------  --------  ------------   --------  ------------   --------  ------------
Balance, September 30,
 1998 (unaudited).......  3,200  $ 32,000  $        --    $552,744  $  4,180,751   $828,336  $  5,593,831
                         ======  ========  ============   ========  ============   ========  ============



   The accompanying notes are an integral part of these financial statements.

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

                            STATEMENTS OF CASH FLOWS

                                       YEARS ENDED                       NINE MONTHS ENDED
                          ----------------------------------------  ---------------------------
                          DECEMBER 31,  DECEMBER 31,  DECEMBER 31,  SEPTEMBER 30, SEPTEMBER 30,
                              1995          1996          1997          1997          1998
                          ------------  ------------  ------------  ------------- -------------
                                                                            (UNAUDITED)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
 Net income.............  $ 3,824,295   $ 4,604,623   $ 6,696,442    $ 6,240,902   $ 5,266,907
 Adjustments to
  reconcile net income
  to net cash provided
  by operating
  activities:
  Depreciation and
   amortization.........      265,357       235,157       152,386        125,000       160,436
  Loss on sale of
   property and
   equipment............        1,866        30,643        47,447         23,723       103,139
  Loss (Gain) on sale of
   partnership
   investments..........      (42,675)       13,090           --             --       (520,369)
  Equity in loss of
   partnership..........          --            --        171,494        128,621       381,250
  Change in operating
   assets and
   liabilities:
  (Increase) decrease
   in--
   Accounts receivable--
    trade...............      373,771    (2,106,693)   (1,172,398)      (180,521)       44,642
   Accounts receivable--
    other...............      (34,919)       19,921       (25,222)        (2,802)      (67,875)
   Inventories..........       36,166        13,264        18,864            --            --
   Costs and estimated
    earnings in excess
    of billings on
    uncompleted
    contracts...........     (938,258)      446,479      (837,989)    (2,131,205)   (1,445,039)
   Prepaid expenses and
    other current
    assets..............          --            --            --         (86,480)     (187,732)
   Other assets.........          --            --           (470)          (245)      121,689
  Increase (decrease)
   in--
   Accounts payable.....      313,527     1,080,909    (1,090,925)      (954,336)      329,110
   Income taxes payable.       33,000        17,500        38,500         27,685       104,412
   Accrued expenses.....      301,685      (186,002)      373,619          5,448       303,929
                          -----------   -----------   -----------    -----------   -----------
     Net cash provided
      by operating
      activities........    4,133,815     4,168,891     4,371,748      3,195,790     4,594,499
                          -----------   -----------   -----------    -----------   -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
 Purchases of property
  and equipment.........     (131,643)     (128,354)     (177,805)      (100,769)     (383,794)
 Purchase of Gregory
  Electric, Inc., net of
  cash acquired.........          --            --            --             --     (1,293,860)
 Acquisition of
  partnership interest..      (50,000)      (25,000)     (750,000)      (750,000)          --
 Distributions and
  proceeds from sale of
  partnership...........      548,907        21,614       151,831        151,831       776,791
 Redemption of cash
  surrender value of
  life insurance........      124,562           --            --             --            --
 Proceeds from sale of
  property and
  equipment.............        3,450           --         44,700         22,350       148,974
                          -----------   -----------   -----------    -----------   -----------
     Net cash provided
      by (used in)
      investing
      activities........      495,276      (131,740)     (731,274)      (676,588)     (751,889)
                          -----------   -----------   -----------    -----------   -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
 Net borrowings
  (payments) under notes
  payable line of
  credit................   (1,300,000)          --            --             --      8,631,486
 Borrowings under notes
  payable ..............    1,850,000     1,770,000     1,025,000        350,000       662,356
 Payments of notes
  payable...............     (700,000)   (1,870,000)     (400,000)           --            --
 Payments under long-
  term obligations......   (1,647,016)   (1,647,016)          --             --            --
 Capital contributions..          --            --            --             --        552,744
 Distributions to
  stockholders..........   (1,299,999)   (2,800,000)   (4,200,000)    (4,199,999)  (14,122,999)
                          -----------   -----------   -----------    -----------   -----------
     Net cash used in
      financing
      activities........   (3,097,015)   (4,547,016)   (3,575,000)    (3,849,999)   (4,276,413)
                          -----------   -----------   -----------    -----------   -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS............    1,532,076      (509,865)       65,474     (1,330,797)     (433,803)
CASH AND CASH
 EQUIVALENTS, beginning
 of period..............      387,218     1,919,294     1,409,429      1,409,429     1,474,903
                          -----------   -----------   -----------    -----------   -----------
CASH AND CASH
 EQUIVALENTS, end of
 period.................  $ 1,919,294   $ 1,409,429   $ 1,474,903    $    78,632   $ 1,041,100
                          ===========   ===========   ===========    ===========   ===========
SUPPLEMENTAL DISCLOSURE
 OF CASH FLOW
 INFORMATION
Cash paid during the
 period for:
 Interest...............  $    69,541   $   121,383   $   137,195    $    54,956   $   230,846
 Income taxes...........       21,478        53,021        69,132         61,998        89,946
Purchase of Gregory
 Electric, Inc., net of
 cash acquired:
 Working capital, other
  than cash.............          --            --            --             --     (1,183,408)
 Property and equipment.          --            --            --             --       (174,378)
 Long term debt, net of
  current maturities....          --            --            --             --         69,850
 Additional liabilities
  assumed...............          --            --            --             --         60,637
 Minimum future purchase
  payments..............          --            --            --             --      1,000,000
 Purchase price in
  excess of net assets
  acquired..............          --            --            --             --     (1,066,561)
                          -----------   -----------   -----------    -----------   -----------
     Net cash used for
      acquisition.......  $       --    $       --    $       --     $       --    $(1,293,860)
                          ===========   ===========   ===========    ===========   ===========

   The accompanying notes are an integral part of these financial statements.

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

                         NOTES TO FINANCIAL STATEMENTS
 (ALL INFORMATION WITH RESPECT TO THE INTERIM PERIODS ENDED SEPTEMBER 30, 1997
                            AND 1998 IS UNAUDITED).

1. BUSINESS AND ORGANIZATION

  Continental Electrical Construction Co. ("the Company") is a unionized electrical contractor providing electrical construction, design and engineering services principally in northeast Illinois. The Company performs work under cost-plus-fee contracts, fixed price contracts, and time and material contracts.

2. SUMMARY OF SIGNIFICANT POLICIES

 Interim Financial Information

  The interim financial statements as of September 30, 1998 and for the nine months ended September 30, 1997 and 1998 are unaudited, and certain information and footnote disclosures, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been omitted. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly present the financial position, results of operations and cash flows with respect to the interim financial statements, have been included. The results of operations for the interim periods are not necessarily indicative of the results for the entire year.

 Use of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 Revenue and Cost Recognition

  Revenues from fixed price contracts are recognized on the percentage of completion method. The completed percentage is measured by the percentage of cost incurred to date as compared to the estimated total cost for each contract, including work for approved change orders. Revenues from cost-plus-fee contracts are recognized on the basis of costs incurred during the period plus the fee earned, measured by the cost-to-cost method. Revenue from time and material contracts is accrued at the end of each month based on chargeable costs incurred through month end. Time and material contracts are billed for the number of man hours and costs incurred.

  Contract costs include all direct material, subcontract and labor costs and a provision for indirect costs such as indirect labor and equipment costs. Selling, general and administrative costs are charged to expense as incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions, and final contract settlements may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined.

  Revenues from customers that represent 10% or more of total revenues for each of the three years ended December 31, 1995, 1996 and 1997 are as follows:

                                                               1995  1996  1997
                                                               ----  ----  ----
      Customer A..............................................  7.5%  6.2% 12.6%
      Customer B.............................................. 12.7% 13.4%  2.2%
      Customer C..............................................  0.0%  5.1% 10.9%

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

 Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers investments in money market accounts and certificates of deposits purchased with an original maturity of three months or less to be cash equivalents.

 Accounts Receivable

  The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful receivables is required. If accounts become uncollectible, they will be charged to operations when that determination is made.

 Inventories

  Inventories consist of parts and supplies for general use and items for specific jobs. Inventories are stated at lower of cost or market. Cost is determined using the first-in, first-out method.

 Investments

  The Company records its investments in partnerships of 3% ownership or less at cost. Distributions received from earnings of the partnerships are recognized as income. Distributions in excess of partnerships earnings are treated as a reduction of cost until the cost of the investment is fully recovered. Investments is partnerships greater than 3% ownership are recorded under the equity method.

  Investments in marketable securities are classified as available for sale. These investments are recorded at fair value with any unrealized gains and losses recorded as a separate component of shareholders' equity. As of September 30, 1998, the cost and fair value of these investments were $510,606 and $1,338,942, respectively.

 Property and Equipment

  Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the useful lives of the assets. Expenditures for major renewals and improvements, which extend the useful lives of existing equipment, are capitalized and depreciated. The estimated useful lives of assets are as follows:

                                                                           YEARS
                                                                           -----
      Tools and equipment.................................................    7
      Office Equipment....................................................    5
      Automobiles.........................................................    5
      Trucks and trailers.................................................    5
      Leasehold Improvements.............................................. 7-10

  Expenditures for repairs and maintenance are charged to expense when incurred. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

 Income Taxes

  The shareholders of the Company have elected to be taxed for federal tax purposes as an S Corporation whereby the shareholders' respective equitable share in the taxable income of the Company is reportable on his individual tax return. Accordingly, no provision or liability for federal income taxes is recognized by the Company. The Company has made distributions to the shareholders each year at least in the amounts necessary

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

to pay personal income taxes payable on the Company's taxable income. The Company is subject to state income taxes. As of December 31, 1996 and 1997 deferred income taxes are insignificant.

 Credit Risk

  Financial instruments which potentially subject the Company to concentrations of credit risk consist principally of cash, accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts.

  The Company maintains its cash balances in one financial institution. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. The Company generally has funds deposited in excess of $100,000.

  Accounts receivable and costs and estimated earnings in excess of billings on uncompleted contracts result primarily from contracts with customers principally in the Company's service area in northeast Illinois. Credit is extended to customers after an evaluation for credit worthiness; however, the Company does not require collateral or other security from customers.

 New Accounting Pronouncement

  In June 1997, SFAS No. 130, Reporting Comprehensive Income, was issued. This statement establishes standards for reporting and displaying comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Reclassification of the financial statements for earlier periods, provided for comparative purposes, is required. The statement also requires the accumulated balance of other comprehensive income to be displayed separately in the equity section of the balance sheet. This statement is effective for fiscal years beginning after December 15, 1997. Total comprehensive income for the nine months ended September 30, 1998 was $6,095,243; total comprehensive income for the nine months ended September 30, 1997 was equal to net income.

3. COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

  A summary of the status of uncompleted contracts as of December 31, 1996 and December 31, 1997 is as follows:

                                                           1996        1997
                                                        ----------- -----------
      Costs incurred................................... $32,783,972 $30,537,462
      Estimated earnings recognized....................   6,002,238   5,882,662
                                                        ----------- -----------
                                                         38,786,210  36,420,124
      Less billings on contracts.......................  37,823,501  34,619,426
                                                        ----------- -----------
                                                        $   962,709 $ 1,800,698
                                                        =========== ===========

  These costs and estimated earnings on uncompleted contracts are included in the accompanying balance sheets under the following captions:

                                                        1996         1997
                                                     -----------  -----------
      Costs and estimated earnings in excess of
       billings..................................... $ 2,342,168  $ 3,055,569
      Billings in excess of costs and estimated
       earnings.....................................  (1,379,459)  (1,254,871)
                                                     -----------  -----------
                                                     $   962,709  $ 1,800,698
                                                     ===========  ===========

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

4. PROPERTY AND EQUIPMENT

  The principal categories of property and equipment as of December 31, 1996 and 1997 are as follows:

                                                             1996       1997
                                                          ---------- ----------
      Tools and equipment................................ $  294,375 $  294,375
      Office equipment...................................    540,800    568,029
      Automobiles........................................    210,105    176,813
      Trucks and trailers................................    295,668    339,729
      Leasehold improvements.............................    412,361    412,361
                                                          ---------- ----------
                                                           1,753,309  1,791,307
      Less: Accumulated depreciation.....................  1,216,507  1,321,233
                                                          ---------- ----------
        Total Property and Equipment, net................ $  536,802 $  470,074
                                                          ========== ==========

5. NOTES PAYABLE AND BORROWINGS UNDER BANK LINES OF CREDIT

  Notes payable at December 31, 1996, December 31, 1997 and September 30, 1998 consist of:

                                       DECEMBER 31, DECEMBER 31, SEPTEMBER 30,
                                           1996         1997         1998
                                       ------------ ------------ -------------
                                                                  (UNAUDITED)
Prime note payable to a former
 stockholder, due on demand, interest
 only payable monthly, unsecured (8.5%
 at December 31, 1997)................  $1,050,000   $1,675,000   $2,350,000
                                        ==========   ==========   ==========

  Other short and long term borrowings and obligations consist of the following:

                                                       DECEMBER
                                                          31,
                                                      ----------- SEPTEMBER 30,
                                                      1996  1997      1998
                                                      ----- ----- -------------
                                                                   (UNAUDITED)
Note payable to a bank with interest rate at prime
 rate
 (8.5% September 30, 1998) maturing on January 10,
 1999...............................................  $  -- $  --  $ 8,000,000
Line of credit with a bank with interest rate at
 prime rate plus 1% (9.5% at September 30, 1998),
 maturing September 1, 1999. Maximum available funds
 under this facility are $1,500,000 and borrowings
 are secured by all the assets of Gregory Electric,
 Inc. (see Note 9)..................................     --    --    1,093,751
Various borrowings secured by vehicles with a bank
 with maturities, including interest, of $95,006 in
 1999, $63,157 in 2000 and $27,956 in 2001 and with
 interest rates ranging from 7.75% to 8.50% ........     --    --      152,212
Minimum obligation payable to former shareholders of
 Gregory Electric, Inc. (see Note 9) with final
 payment due July 15, 2001..........................     --    --    1,000,000
                                                      ----- -----  -----------
Total short and long term obligations...............     --    --   10,245,963
  Less current maturities...........................     --    --    9,188,757
                                                      ----- -----  -----------
Total long term obligations net of current
 maturities.........................................  $  -- $  --  $ 1,057,206
                                                      ===== =====  ===========

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

6. EMPLOYEE BENEFIT PLANS

  The Company maintains a defined contribution profit sharing plan which covers substantially all employees not covered by a collective bargaining agreement. The Company plan limits the employer contribution to 15% of the compensation of the plan participants. Contributions to the plan were $504,607, $588,655 and $738,141 for the years ended December 31, 1995,
December 31, 1996 and December 31, 1997, respectively.

  The Company contributes to several union-administered pension plans covering all of its union employees. Pension expense charged to operations was $1,954,000, $2,689,000 and $3,443,000 for the years ended December 31, 1995,
December 31, 1996 and December 31, 1997, respectively. Governmental regulations impose certain requirements relative to multi-employer plans. In the event of a plan's termination or employer withdrawal, the Company may be liable for a portion of the plans' unfunded vested benefits, if any. As of December 31, 1997, there are no unfunded vested pension liabilities under these plans.

7. LEASES

  The Company leases office and warehouse facilities from a trust whose beneficiary is one of the Company's officers/stockholders. The terms of the leases provide for minimum monthly rentals and payments of real estate taxes and maintenance expenses. The lease arrangements expire in July 1999 and September 2005. Rental expense recorded under these leases was $411,000, $418,000 and $576,000 for the years ended December 31, 1995, December 31, 1996 and December 31, 1997, respectively. As of December 31, 1997, future minimum lease payments under non-cancelable operating leases (with initial or remaining lease terms in excess of one year) are as follows:

   Year ending December 31,
     1998............................................................ $  264,240
     1999............................................................    264,240
     2000............................................................    264,240
     2001............................................................    264,240
     2002............................................................    264,240
     2003 and thereafter.............................................    726,660
                                                                      ----------
                                                                      $2,047,860
                                                                      ==========

8. TRANSACTIONS WITH RELATED PARTIES

  Officers/stockholders of the Company also have controlling interests in other business entities. Transactions entered into with these entities were not material to the Company's operations, except as discussed in Note 7.

9. ACQUISITION OF SUBSIDIARY (UNAUDITED)

  Effective April 1, 1998, the Company acquired all of the outstanding common stock of Gregory Electric, Inc. (Gregory) for $1.4 million in cash and the assumption of certain obligations. In addition, the purchase agreement provides for payments of two-thirds of after tax profits of Gregory from the time of the acquisition through March 31, 2001 with a minimum payment of $600,000 required. In connection with the acquisition of the Company, the Company and the former shareholders of Gregory agreed to terminate these future obligations in return for a payment of $1,000,000. This amount has been accrued as part of the purchase price and recorded as a long term obligation on the balance sheet of the Company. The acquisition was accounted for by the purchase method and the results of operations for Gregory have been included since the date of acquisition. The excess of the purchase price over the fair value of net identifiable assets acquired has been recorded as goodwill and is being amortized on a straight line basis over 40 years.

                    CONTINENTAL ELECTRICAL CONSTRUCTION CO.

  The following unaudited pro forma financial information presents the combined results of operations of the Company and Gregory as if the acquisition had occurred at the beginning of the 1997, after giving effect to certain adjustments including amortization of goodwill, interest expense and income taxes. The pro forma financial information does not necessarily reflect the results of operations that would have occurred had the Company and Gregory constituted a single entity during such periods.

                                                            NINE MONTHS ENDED
                                                              SEPTEMBER 30,
                                                         -----------------------
                                                            1997        1998
                                                         ----------- -----------
      Revenues.......................................... $60,119,869 $55,885,945
                                                         =========== ===========
      Net Income........................................ $ 6,289,569 $ 6,628,109
                                                         =========== ===========

10. FINANCIAL INSTRUMENTS

  The Company's significant financial instruments at December 31, 1996 and 1997 consist of cash and cash equivalents and notes payable. The Company believes the carrying value of these instruments on the accompanying balance sheets at December 31, 1996 and December 31, 1997 approximates their fair value.

11. CONTINGENCIES

  The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company's financial position, results of operations or liquidity.

12. CHANGE IN CAPITAL STRUCTURE AND SUBSEQUENT EVENT

  Effective July 15, 1998, the shareholders of the Company altered the capital structure of the Company from one class of common stock (20,000 shares authorized; 3,200 shares issued and outstanding) of $10 par value to the following capital structure.

                                                     NUMBER OF       NUMBER OF
      CLASS                            PAR VALUE SHARES AUTHORIZED SHARES ISSUED
      -----                            --------- ----------------- -------------
      Common A........................    $10          1,000             320
      Common B........................    $10         19,000           2,880

  Common A shareholders are entitled to one vote for each share of class common A stock. The holders of class common B stock are not entitled to any vote. In all other respects, preferences, qualifications, limitations, restrictions and rights, the common A and common B shares are the same.

  Effective October 15, 1998, Group Maintenance America Corp. (GroupMAC) acquired all of the outstanding shares of the Company for a combination of cash and common stock of GroupMAC.

  (b) Pro forma financial information.

                        GROUP MAINTENANCE AMERICA CORP.

                         UNAUDITED PRO FORMA COMBINED
                             FINANCIAL STATEMENTS

  Although for legal purposes Airtron, Inc. ("Airtron") was acquired by Group Maintenance America Corp. ("GroupMAC"), for accounting purposes, the transaction was accounted for as a reverse acquisition, as if Airtron acquired GroupMAC, due to the fact that the former shareholders of Airtron then owned a majority of the GroupMAC common stock. The following unaudited pro forma combined financial statements give effect to the acquisition of Airtron and
(i) 10 companies acquired prior to the IPO (together with Airtron, the "Pre-IPO Companies"), (ii) 13 companies acquired in connection with the IPO (the "IPO Companies") and (iii) 15 companies in the first quarter of 1998 (the "First Quarter Post-IPO Companies"), 12 companies in the second quarter of 1998 (the "Second Quarter Post-IPO Companies"), eight companies in the third quarter of 1998 (the "Third Quarter Post-IPO Companies") and the effects of the acquisition of four companies in the fourth quarter of 1998 (the "Fourth Quarter Post-IPO Companies", and together with the First Quarter Post-IPO Companies, the Second Quarter Post-IPO Companies and the "Third Quarter Post-IPO Companies", the "Post-IPO Companies", and together with the Pre-IPO Companies and the IPO Companies, the "GroupMAC Companies"). The Post-IPO Companies are as follows:

                                                                         DATE
                               COMPANY                                 ACQUIRED
                               -------                                 --------
Sterling Air Conditioning, Inc........................................  1/6/98
A-1 Mechanical of Lansing, Inc........................................ 1/15/98
Air Conditioning Engineers, Inc....................................... 1/15/98
Air Conditioning, Plumbing & Heating Service Co., Inc................. 1/15/98
Hungerford Mechanical Corporation..................................... 1/15/98
Mechanical Interiors, Inc............................................. 1/15/98
Valley Wide Plumbing & Heating, Inc................................... 1/15/98
Weigold & Sons, Inc................................................... 1/15/98
AA Advance Air, Inc................................................... 2/12/98
DIVCO, Inc............................................................ 2/12/98
J. D. Steward Air Conditioning, Inc................................... 2/13/98
New Construction Air Conditioning, Inc................................ 2/13/98
Aircon Energy, Incorporated........................................... 3/13/98
Ray & Claude Goodwin, Inc. (d/b/a "Ray's Plumbing, Inc.")............. 3/13/98
Sun Plumbing, Inc..................................................... 3/13/98
Barr Electric Corp....................................................  5/8/98
Premex, Inc. and Subsidiary (d/b/a "Commercial Air, Power & Cable,
 Inc.")...............................................................  5/8/98
Vantage Mechanical Contractors, Inc................................... 5/12/98
Wade's Heating and Cooling............................................ 5/15/98
Gilbert Mechanical Contractors, Inc................................... 5/15/98
HPS Plumbing Services, Inc............................................ 5/15/98
Atlantic Industrial Constructors, Inc. ............................... 6/12/98
Colonial Air Conditioning, Inc........................................ 6/12/98
Laney's, Inc. ........................................................ 6/12/98
Noron, Inc. .......................................................... 6/12/98
Team Mechanical, Inc. ................................................ 6/12/98
Air Conditioning and Heating Service, Inc............................. 6/14/98
Phoenix Electric Company.............................................. 7/31/98
Merritt Island Air & Heat, Inc........................................ 7/31/98
The Farfield Company.................................................. 8/12/98
Reliable Mechanical, Inc.............................................. 8/14/98
Ferguson Electric Corporation......................................... 8/14/98
Clark Converse Electric Service, Inc.................................. 8/28/98
Romanoff Electric Corp................................................ 8/31/98
Central Air Conditioning Contractors, Inc............................. 8/31/98
Gentzler Electrical Contractors, Inc. ................................ 10/13/98
Continental Electrical Construction Co. .............................. 10/15/98
Stephen C. Pomeroy, Inc. ............................................. 10/15/98
Trinity Contractors, Inc. ............................................ 11/13/98

  All of the acquisitions were or will be accounted for under the purchase method of accounting. These unaudited pro forma combined financial statements are based on the historical financial statements of the acquired companies and estimates and assumptions set forth below and in the notes to the unaudited pro forma combined financial statements.

  The unaudited pro forma combined balance sheet combines the historical consolidated balance sheet of the Company and the balance sheets of the Fourth Quarter Post-IPO Companies, as if such acquisitions had occurred on September 30, 1998. The accompanying unaudited pro forma statements of operations of the Company combines the historical statements of operations of the Company and the statements of operations of the acquired entities as if such acquisitions had occurred on January 1, 1997.

  GroupMAC has analyzed the savings that it expects to realize from reductions in salaries and certain benefits to the owners. To the extent the owners of the GroupMAC Companies have agreed prospectively to reductions in salary, bonuses and benefits, these reductions have been reflected in the unaudited pro forma combined statements of operations. With respect to other potential cost savings, GroupMAC cannot fully quantify these savings at this time. It is anticipated that these savings will be partially offset by costs related to GroupMAC's corporate management and by the costs associated with being a public company. However, because these savings and costs cannot be accurately quantified at this time, they have not been included in the pro forma combined financial information of GroupMAC.

  The pro forma adjustments are based on available information and certain assumptions that management deems appropriate and may be revised as additional information becomes available. Certain acquisitions are subject to final equity adjustments, of which an estimate is reflected in the pro forma adjustments. The pro forma combined financial data do not purport to represent what GroupMAC's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of GroupMAC's financial position or results of operations for any future period. Since the acquisitions have not historically been under common control or management, historical pro forma combined results may not be indicative of or comparable to future performance. The unaudited pro forma combined financial statements should be read in conjunction with other financial statements and notes thereto included in GroupMAC's Transition Report on Form 10-K for the ten month period ended December 31, 1997 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

                        GROUP MAINTENANCE AMERICA CORP.

                  UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                              SEPTEMBER 30, 1998

                                (IN THOUSANDS)

                                                                OTHER
                                                            FOURTH QUARTER
                          GROUPMAC AND                         POST-IPO     PRO FORMA  PRO FORMA
                          SUBSIDIARIES CONTINENTAL TRINITY    COMPANIES    ADJUSTMENTS COMBINED
         ASSETS           ------------ ----------- -------  -------------- ----------- ---------
CURRENT ASSETS:
 Cash and cash equiva-
 lents..................    $  2,189     $ 1,041   $   461      $1,700      $ (5,391)  $     --
 Accounts receivable:
   Trade, net of allow-
   ance.................     138,335      15,037    21,840       5,647            --    180,859
   Other................          --         112       775         332            --      1,219
 Due from related par-
 ties...................          --          --        --          27           (27)        --
 Inventories............      15,624         493       146         142            --     16,405
 Costs and estimated
 earnings in excess of
 billings on uncom-
 pleted contracts.......      24,674       4,920     1,001         473            --     31,068
 Refundable income tax-
 es.....................          --          --        --         132            --        132
 Deferred tax asset.....       3,936         114        --          --           (30)     4,020
 Prepaid expenses and
 other current assets...       4,990         232       213          48            --      5,483
                            --------     -------   -------      ------      --------   --------
    Total current as-
    sets................     189,748      21,949    24,436       8,501        (5,448)   239,186
PROPERTY AND EQUIPMENT,
net.....................      31,632         616     5,955         490            --     38,693
GOODWILL, net...........     281,354       1,067        --          --       108,719    391,140
DEFERRED TAX ASSETS.....       4,798          --        --          --             5      4,803
DEFERRED FINANCING
COSTS...................         761          --        --          --            --        761
REFUNDABLE INCOME TAXES.       3,478          --        --          --            --      3,478
OTHER LONG-TERM ASSETS..       2,396       1,453       329           5        (1,339)     2,844
                            --------     -------   -------      ------      --------   --------
    Total assets........    $514,167     $25,085   $30,720      $8,996      $101,937   $680,905
                            ========     =======   =======      ======      ========   ========
    LIABILITIES AND
  SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
 Accounts payable and
 accrued expenses.......    $ 81,307     $ 5,358   $11,647      $2,710      $     --   $101,022
 Short-term debt, in-
 cluding current matu-
 rities.................       7,745       9,189       500       1,090       (10,779)     7,745
 Billings in excess of
 costs and estimated
 earnings on uncom-
 pleted contracts.......      21,612       1,351     8,455       1,143            --     32,561
 Deferred service reve-
 nue....................       4,897          --        --          --            --      4,897
 Income taxes payable...       9,041         179        --         200            --      9,420
 Deferred tax liabili-
 ties...................          --           7        --          23           (30)        --
 Other current liabili-
 ties...................       5,350          --        --          --            --      5,350
 Due to related par-
 ties...................      10,877       2,350        --       1,000        (3,350)    10,877
                            --------     -------   -------      ------      --------   --------
    Total current lia-
    bilities............     140,829      18,434    20,602       6,166       (14,159)   171,872
SENIOR DEBT, net of cur-
rent maturities.........     107,800       1,057        --         168        75,255    184,280
SUBORDINATED DEBT.......         820          --        --          --        15,180     16,000
DUE TO RELATED PARTIES..       4,360          --        --          --            --      4,360
OTHER LONG-TERM LIABILI-
TIES....................       1,281          --        --          --            --      1,281
SHAREHOLDERS' EQUITY:
 Common stock...........          29          32         3           2           (33)        33
 Additional paid-in
 capital................     274,821       1,381     3,957          12        38,681    318,852
 Retained earnings
 (deficit)..............     (15,773)      4,181     6,172       2,648       (13,001)   (15,773)
 Treasury stock.........          --          --       (14)         --            14         --
                            --------     -------   -------      ------      --------   --------
    Total shareholders'
    equity..............     259,077       5,594    10,118       2,662        25,661    303,112
                            --------     -------   -------      ------      --------   --------
    Total liabilities
    and shareholders'
    equity..............    $514,167     $25,085   $30,720      $8,996      $101,937   $680,905
                            ========     =======   =======      ======      ========   ========

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                     FOR THE YEAR ENDED DECEMBER 31, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                   SUPPLEMENTAL
                    GROUPMAC AND                     COMMERCIAL   BARR    ATLANTIC                                  PRO FORMA
                    SUBSIDIARIES HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ROMANOFF  CONTINENTAL TRINITY  ADJUSTMENTS
                    ------------ ---------- -------  ---------- -------- ---------- --------  ----------- -------  ------------
REVENUES..........    $138,479    $32,850   $42,283   $20,750    $7,717   $37,035   $33,008     $71,556   $93,884    $     --
COST OF SERVICES..     101,762     24,602    35,909    13,855     5,148    28,625    25,430      54,810    75,916          --
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
 Gross profit.....      36,717      8,248     6,374     6,895     2,569     8,410     7,578      16,746    17,968          --
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........      35,862      5,591     5,360     5,649     1,496     1,936     4,930       9,707     9,722      (4,463)
GOODWILL
AMORTIZATION......         633         --        --        --        --        --        --          --        --       4,640
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
 Income from
 operations.......         222      2,657     1,014     1,246     1,073     6,474     2,648       7,039     8,246        (177)
OTHER INCOME
(EXPENSE):
 Interest expense.      (1,542)      (121)      (73)     (152)       --       (24)      (30)       (137)      (36)     (7,896)
 Interest income..         398         89        21        10        42        91        29          25       136          --
 Other............         112         42        --        69        (4)       27        (3)       (123)      176          --
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
  INCOME (LOSS)
  BEFORE
  INCOME TAX PRO-
  VISION..........        (810)     2,667       962     1,173     1,111     6,568     2,644       6,804     8,522      (8,073)
INCOME TAX PROVI-
SION..............       2,832         --       409       493        --        11        26         108       304       9,456
                      --------    -------   -------   -------    ------   -------   -------     -------   -------    --------
NET INCOME (LOSS).    $ (3,642)   $ 2,667   $   553   $   680    $1,111   $ 6,557   $ 2,618     $ 6,696   $ 8,218    $(17,529)
                      ========    =======   =======   =======    ======   =======   =======     =======   =======    ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES...........      10,800
                      ========
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $  (0.34)
                      ========
 WEIGHTED AVERAGE
 SHARES...........      10,800
                      ========
                                   OTHER
                                 PRE-IPO,
                                  IPO AND    COMBINED
                    SUPPLEMENTAL POST-IPO    PRO FORMA    PRO FORMA
                     PRO FORMA   COMPANIES  ADJUSTMENTS   COMBINED
                    ------------ ---------- ------------- ------------
REVENUES..........    $477,562   $500,918     $    --     $978,480
COST OF SERVICES..     366,057    390,713          --      756,770
                    ------------ ---------- ------------- ------------
 Gross profit.....     111,505    110,205          --      221,710
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........      75,790     99,030     (29,844)(a)  144,976
GOODWILL
AMORTIZATION......       5,273         --       4,506 (b)    9,779
                    ------------ ---------- ------------- ------------
 Income from
 operations.......      30,442     11,175      25,338       66,955
OTHER INCOME
(EXPENSE):
 Interest expense.     (10,011)    (2,238)     (3,107)(c)  (15,356)
 Interest income..         841        678      (1,519)(d)       --
 Other............         296        754          --        1,050
                    ------------ ---------- ------------- ------------
  INCOME (LOSS)
  BEFORE
  INCOME TAX PRO-
  VISION..........      21,568     10,369      20,712       52,649
INCOME TAX PROVI-
SION..............      13,639      2,346       8,986 (e)   24,971
                    ------------ ---------- ------------- ------------
NET INCOME (LOSS).    $  7,929   $  8,023     $11,726     $ 27,678
                    ============ ========== ============= ============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                                        $   0.83
                                                          ============
 WEIGHTED AVERAGE
 SHARES...........                                          33,151(f)
                                                          ============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                                        $   0.83
                                                          ============
 WEIGHTED AVERAGE
 SHARES...........                                          33,382(f)
                                                          ============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                                     OTHER
                                                                                                                   PRE-IPO,
                                                                                                                    IPO AND
                    GROUPMAC AND                     COMMERCIAL   BARR    ATLANTIC                                 POST-IPO
                    SUBSIDIARIES HUNGERFORD  MIINC      AIR     ELECTRIC INDUSTRIAL ROMANOFF  CONTINENTAL TRINITY  COMPANIES
                    ------------ ---------- -------  ---------- -------- ---------- --------  ----------- -------  ---------
REVENUES..........    $82,226     $24,346   $31,382   $15,114    $6,258   $28,481   $24,034     $54,654   $66,370  $390,740
COST OF SERVICES..     59,211      18,127    26,553    12,027     4,058    22,026    18,311      42,015    53,475   304,346
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
 Gross profit.....     23,015       6,219     4,829     3,087     2,200     6,455     5,723      12,639    12,895    86,394
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........     26,488       4,143     3,764     2,444       900     1,260     3,185       6,092     6,878    68,787
GOODWILL AMORTIZA-
TION..............        204          --        --        --        --        --        --          --        --        --
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
 Income (Loss)
 from operations..     (3,677)      2,076     1,065       643     1,300     5,195     2,538       6,547     6,017    17,607
OTHER INCOME
(EXPENSE):
 Interest expense.     (1,135)        (76)      (19)      (92)       --       (11)      (18)       (103)      (34)   (1,740)
 Interest income..        245          76        17         2        22        54        22          22        63       456
 Other............        266          34        --       184        (4)       28        (8)       (125)      177       568
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
  INCOME (LOSS)
  BEFORE INCOME
  TAX PROVISION
  (BENEFIT).......     (4,301)      2,110     1,063       737     1,318     5,266     2,534       6,341     6,223    16,891
INCOME TAX PROVI-
SION (BENEFIT)....      1,156          --       748      (380)       --       102        21         100       158     2,681
                      -------     -------   -------   -------    ------   -------   -------     -------   -------  --------
NET INCOME (LOSS).    $(5,457)    $ 2,110   $   315   $ 1,117    $1,318   $ 5,164   $ 2,513     $ 6,241   $ 6,065  $ 14,210
                      =======     =======   =======   =======    ======   =======   =======     =======   =======  ========
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $ (0.62)
                      =======
 WEIGHTED AVERAGE
 SHARES...........      8,787
                      =======
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........    $ (0.62)
                      =======
 WEIGHTED AVERAGE
 SHARES...........      8,787
                      =======
                     PRO FORMA     PRO FORMA
                    ADJUSTMENTS    COMBINED
                    -------------- ------------
REVENUES..........   $     --      $723,605
COST OF SERVICES..         --       560,149
                    -------------- ------------
 Gross profit.....         --       163,456
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES..........    (20,856)(a)   103,085
GOODWILL AMORTIZA-
TION..............      7,130 (b)     7,334
                    -------------- ------------
 Income (Loss)
 from operations..     13,726        53,037
OTHER INCOME
(EXPENSE):
 Interest expense.     (8,289)(c)   (11,517)
 Interest income..       (979)(d)        --
 Other............         --         1,120
                    -------------- ------------
  INCOME (LOSS)
  BEFORE INCOME
  TAX PROVISION
  (BENEFIT).......      4,458        42,640
INCOME TAX PROVI-
SION (BENEFIT)....     15,404 (e)    19,990
                    -------------- ------------
NET INCOME (LOSS).   $(10,946)     $ 22,650
                    ============== ============
BASIC EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                 $   0.68
                                   ============
 WEIGHTED AVERAGE
 SHARES...........                   33,151(f)
                                   ============
DILUTED EARNINGS
(LOSS) PER SHARE:
 EARNINGS (LOSS)
 PER SHARE........                 $   0.68
                                   ============
 WEIGHTED AVERAGE
 SHARES...........                   33,382(f)
                                   ============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

             UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                 OTHER
                    GROUPMAC AND COMMERCIAL   BARR    ATLANTIC                                 POST-IPO    PRO FORMA
                    SUBSIDIARIES    AIR     ELECTRIC INDUSTRIAL ROMANOFF  CONTINENTAL TRINITY  COMPANIES  ADJUSTMENTS
                    ------------ ---------- -------- ---------- --------  ----------- -------  ---------  -----------
REVENUES...........   $477,944     $5,003     $950     $8,853   $24,652     $54,259   $75,657  $136,496    $     --
COST OF SERVICES...    364,225      3,921      712      6,918    18,992      41,051    61,180   108,060          --
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
 Gross profit......    113,719      1,082      238      1,935     5,660      13,208    14,477    28,436          --
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........     77,814        918      206        576     3,879       7,636     7,965    21,483      (5,782)(a)
GOODWILL AMORTIZA-
TION...............      3,586         --       --         --        --          --        --        --       3,748 (b)
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
 Income (Loss)
 from operations...     32,319        164       32      1,359     1,781       5,572     6,512     6,953       2,034
OTHER INCOME (EX-
PENSE):
 Interest expense..     (3,013)       (41)      --         (4)       (2)       (231)      (76)     (387)     (7,763)(c)
 Interest income...        328         --       10         67        11          31        13       142        (602)(d)
 Other.............        346         25       --         18       363          74        37       (35)         --
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...     29,980        148       42      1,440     2,153       5,446     6,486     6,673      (6,331)
INCOME TAX PROVI-
SION...............     13,243        394       --         13        50         179       202       206       7,061 (e)
                      --------     ------     ----     ------   -------     -------   -------  --------    --------
NET INCOME (LOSS)..   $ 16,737     $ (246)    $ 42     $1,427   $ 2,103     $ 5,267   $ 6,284  $  6,467    $(13,392)
                      ========     ======     ====     ======   =======     =======   =======  ========    ========
BASIC EARNINGS PER
SHARE:
 EARNINGS PER
 SHARE.............   $   0.66
                      ========
 WEIGHTED AVERAGE
 SHARES............     25,361
                      ========
DILUTED EARNINGS
PER SHARE:
 EARNINGS PER
 SHARE.............   $   0.65
                      ========
 WEIGHTED AVERAGE
 SHARES............     25,781
                      ========
                    PRO FORMA
                    COMBINED
                    -------------
REVENUES........... $783,814
COST OF SERVICES...  605,059
                    -------------
 Gross profit......  178,755
SELLING, GENERAL
AND ADMINISTRATIVE
EXPENSES...........  114,695
GOODWILL AMORTIZA-
TION...............    7,334
                    -------------
 Income (Loss)
 from operations...   56,726
OTHER INCOME (EX-
PENSE):
 Interest expense..  (11,517)
 Interest income...       --
 Other.............      828
                    -------------
   INCOME (LOSS)
   BEFORE INCOME
   TAX PROVISION...   46,037
INCOME TAX PROVI-
SION...............   21,348
                    -------------
NET INCOME (LOSS).. $ 24,689
                    =============
BASIC EARNINGS PER
SHARE:
 EARNINGS PER
 SHARE............. $   0.74
                    =============
 WEIGHTED AVERAGE
 SHARES............   33,151 (f)
                    =============
DILUTED EARNINGS
PER SHARE:
 EARNINGS PER
 SHARE............. $   0.74
                    =============
 WEIGHTED AVERAGE
 SHARES............   33,584 (f)
                    =============

   The accompanying notes are an integral part of these unaudited pro forma combined financial statements.

                        GROUP MAINTENANCE AMERICA CORP.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

1. BACKGROUND:

  The respective results of operations for the Pre-IPO and IPO Companies from January 1, 1997 to the dates of the acquisitions were combined with the Company and the Post-IPO Companies, excluding Premex, Inc. ("Commercial Air"), actual results of operations for the twelve months ended December 31, 1997 and Commercial Air for the twelve months ended March 31, 1998 to determine the pro forma results of operations for the twelve months ended December 31, 1997.

   The respective results of operations for the Pre-IPO Companies, IPO Companies and the Post-IPO Companies from January 1, 1997 to the dates of the acquisitions, or September 30, 1997 for acquisitions consummated subsequent to September 30, 1997, were combined with actual results of the Company for the nine months ended June 30, 1997 to determine the pro forma results of operations for the nine months ended September 30, 1997. The respective results of operations for the Post-IPO Companies from January 1, 1998 to the dates of the acquisitions, or September 30, 1998 for acquisitions consummated subsequent to September 30, 1998, were combined with actual results of the Company for the nine months ended September 30, 1998 to determine the pro forma results of operations for the nine months ended September 30, 1998.

2. ACQUISITIONS:

  The acquisitions of the Pre-IPO Companies were financed by borrowings under a credit agreement dated May 2, 1997 (the "Original Credit Agreement"). The Original Credit Agreement provided secured facilities consisting of (a) an 18-month revolving credit facility providing up to $3 million in revolving loans (the "Revolving Credit Facility"), (b) a six-year term loan of $20 million to help fund the acquisition of Airtron (the "Airtron Term Loan"), and (c) a term loan facility available until October 31, 1998, providing for up to $12 million in term loans having a final maturity six years after the date of the Original Credit Agreement (the "Acquisition Credit Facility"). Borrowings under this facility were repaid with proceeds from the IPO.

  The results of operations of the acquired businesses are included in the actual results of operations of the Company from the date of acquisition and the historical balance sheet at September 30, 1998 includes the acquisitions completed as of that date. All of the acquisitions are accounted for as purchases. The cash consideration associated with the acquisition of the IPO Companies and the Post-IPO Companies was provided by proceeds from the IPO and borrowings under an amended and restated credit agreement dated October 15, 1998 (the "Credit Agreement") and earlier agreements dated June 12, 1998 and December 11, 1997. The Credit Agreement is more fully described in Note 7 to the GroupMAC and subsidiaries consolidated financial statements and notes thereto included in GroupMAC's Transition Report on Form 10-K for the ten month period ended December 31, 1997.

  The following table sets forth the consideration paid or to be paid in (a) cash, (b) subordinated debt, (c) shares of non-convertible, non-voting Preferred Stock to the shareholders of the Pre-IPO Companies and (d) shares of Common Stock to the shareholders of the Pre-IPO, IPO and Post-IPO Companies. The Preferred Stock was redeemable at any time after the initial issuance, in whole or in part, at the option of the Company, at an amount equal to the liquidation value of $1.00 per share plus any accrued but unpaid dividends. Redemption of all outstanding Preferred Stock occurred in connection with the IPO.

  For purposes of computing the estimated purchase price for accounting purposes for the Fourth Quarter Post-IPO Companies, the value of the Common Stock is determined using an estimated weighted average fair value of $10.22 per share, which represents a discount rate of 20.0% from the weighted average stock price of $12.78 at the respective dates of acquisition due primarily to restrictions on the sale and transferability of such shares. The restrictions are created by a contractual restriction imposed on the shares issued in connection with the acquisition of the acquired businesses. This contractual provision prohibits the shareholders from selling,

                        GROUP MAINTENANCE AMERICA CORP.

transferring or otherwise disposing of any shares for one year following the date of acquisition of such shares and limiting dispositions for one additional year to no more than 36% of their holdings.

  The estimated purchase price and related allocations of the excess purchase price for the Post-IPO Companies are based upon preliminary estimates and are subject to certain purchase price adjustments at and following closing. Based upon management's preliminary analysis, it is anticipated that the historical carrying value of the assets and liabilities of the Fourth Quarter Post-IPO Companies (representing $18.4 million) will approximate fair value. This results in an allocation to goodwill of approximately $108.7 million. Management has not identified any other material tangible or identifiable intangible assets to which a portion of the purchase price could reasonably be allocated. Amounts in thousands.

                                  SUBORDINATED
                                    DEBT AND
                                     NOTES         SHARES OF         SHARES OF         TOTAL
                           CASH     PAYABLE    PREFERRED STOCK(1) COMMON STOCK(3) CONSIDERATION(2)
                         -------- ------------ ------------------ --------------- ----------------
Airtron................. $ 20,849   $    --          14,873            4,652          $ 58,192
                         --------   -------          ------           ------          --------
Pre-IPO Companies
 (excluding Airtron)....   12,504        --           4,405            1,437            32,033
IPO Companies...........   30,585        --              --            3,007            64,851
First Quarter Post-IPO
 Companies..............   35,511       820              --            2,506            67,072
Second Quarter Post-IPO
 Companies..............   49,079        --              --            2,906            89,817
Third Quarter Post-IPO
 Companies..............   42,179     4,000              --            2,385            80,884
Fourth Quarter Post-IPO
 Companies..............   67,883    16,000              --            4,161           127,099
                         --------   -------          ------           ------          --------
  Total Acquisitions....  237,741    20,820           4,405           16,402           461,756
                         --------   -------          ------           ------          --------
  Totals................ $258,590   $20,820          19,278           21,054          $519,948
                         ========   =======          ======           ======          ========

--------
(1) The preferred stock is valued at $1 per share. This stock was redeemed for $1 per share in connection with the IPO.

(2) The total consideration specified above has been reduced by distributions totaling $20.7 million representing substantially all of the previously taxed undistributed earnings of such acquired companies from the acquired companies that are S corporations.

(3) Excludes 0.4 million of options and 1.3 million of warrants to purchase common stock.

                        GROUP MAINTENANCE AMERICA CORP.

3. UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

  a) Records the deferred income tax liabilities on certain Fourth Quarter Post-IPO Companies associated with converting all acquired companies taxed under Subchapter S of the Internal Revenue Code (the Code) to corporations taxed under Subchapter C of the Code.

  b) Records the settlement of all shareholder receivables and payables with cash at closing and the elimination of investments not acquired.

  c) Records the elimination of the historical equity accounts of the Fourth Quarter Post-IPO Companies.

  d) Records the purchase of the Fourth Quarter Post-IPO Companies, including the cash, issuance of notes payable, options to purchase Common Stock and Common Stock consideration due to these companies.

  e) Records the refinancing of debt assumed in connection with the acquisition of the Fourth Quarter Post-IPO Companies with the Credit Agreement. Also, records the conversion of a subordinated note issued in connection with the acquisition of a First Quarter Post-IPO Company into shares of Common Stock.

  The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands):

                                                                       PRO FORMA
                          (A)    (B)      (C)       (D)       (E)     ADJUSTMENTS
                          ---  -------  --------  --------  --------  -----------
Cash and cash
 equivalents............  $--  $   366  $     --  $ (5,757) $     --   $ (5,391)
Due from related
 parties................   --      (27)       --        --        --        (27)
Deferred tax assets.....  (30)      --        --        --        --        (30)
Goodwill................   (5)      --   (18,374)  127,098        --    108,719
Deferred tax assets
 (noncurrent)...........    5       --        --        --        --          5
Other noncurrent assets.   --   (1,339)       --        --        --     (1,339)
Short-term debt,
 including current
 maturities.............   --   (2,350)       --        --    13,129     10,779
Deferred tax
 liabilities............   30       --        --        --        --         30
Due to related parties..   --    3,350        --        --        --      3,350
Senior debt, net of
 current maturities.....   --       --        --   (62,126)  (13,129)   (75,255)
Subordinated debt.......   --       --        --   (16,000)      820    (15,180)
Common stock............   --       --        37        (4)       --         33
Additional paid-in
 capital................   --       --     5,350   (43,211)     (820)   (38,681)
Retained earnings.......   --       --    13,001        --        --     13,001
Treasury stock..........   --       --       (14)       --        --        (14)
                          ---  -------  --------  --------  --------   --------
  Total.................  $--  $    --  $     --  $     --  $     --   $     --
                          ===  =======  ========  ========  ========   ========

                        GROUP MAINTENANCE AMERICA CORP.

4. UNAUDITED PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS

  a) Reflects the prospective reduction in salaries, bonuses and benefits to the owners of the GroupMAC Companies to which they have agreed. These reductions in salaries, bonuses and benefits are in accordance with the terms of the employment agreements. Such employment agreements are primarily for three years, contain restrictions related to competition and provide severance for termination of employment in certain circumstances.

  The salaries, bonuses, benefits and other compensation items recorded in the individual financial statements amounted to $38.0 million, $19.5 million and $8.6 million for the year ended December 31, 1997 and the nine month periods ended September 30, 1997 and 1998, respectively. The contractually agreed upon compensation and benefits for these same businesses, on a going forward basis, amount to $10.7 million, $5.6 million and $2.8 million for the year ended December 31, 1997 and the nine month periods ended September 30, 1997 and 1998, respectively. The difference between these respective amounts equates to $27.3 million, $13.9 million and $5.8 million and are reflected as pro forma adjustments.

  Also reflects the reduction in compensation expense related to the non-recurring, non-cash compensation charge of $7.0 million recorded by the Company in the second quarter of 1997 related to the reverse acquisition of GroupMAC.

  b) Reflects the amortization of goodwill to be recorded as a result of the acquisitions over a 40-year estimated life.

                        GROUP MAINTENANCE AMERICA CORP.

  c) Represents the adjustment necessary to reflect interest expense related to borrowings under the Credit Agreement to fund the cash portion of the purchase price and the assumption of debt related to the Post-IPO Companies, and interest related to the subordinated debt and notes issued to fund the S Corporation distributions. A summary of the historical and pro forma debt outstanding and a summary of the pro forma interest expense (including amounts recognized in the historical financial statements) assuming the acquisitions occurred on January 1, 1997, is as follows (in thousands):

                                                                                                             INTEREST EXPENSE
                                                                                                        --------------------------
                                             SEPTEMBER 30,                    SEPTEMBER 30,                TWELVE        NINE
                   SEPTEMBER 30,  PRO FORMA      1998       PRO FORMA             1998                  MONTHS ENDED MONTHS ENDED
                       1998      ACQUISITION   PRO FORMA   REFINANCING          PRO FORMA   INTEREST    DECEMBER 31, SEPTEMBER 30,
                     BALANCES    ADJUSTMENTS   BALANCES    ADJUSTMENTS          COMBINED      RATE          1997     1997 AND 1998
                   ------------- ----------- ------------- -----------        ------------- --------    ------------ -------------
Short-Term Senior
Debt:
 Historical
 September 30,
 1998 short-term
 debt............    $  4,444      $    --     $  4,444      $(4,000)(i)        $    444      7.50%(iv)   $    33       $    25
 Historical
 September 30,
 1998 S
 Corporation
 notes...........       3,301           --        3,301       (2,902)(ii)            399      6.00%(v)         24            18
                     --------      -------     --------      -------            --------                  -------       -------
 Total short-term
 senior
 debt/interest
 expense.........    $  7,745      $    --     $  7,745      $(6,902)           $    843                  $    57       $    43
                     ========      =======     ========      =======            ========                  =======       =======
Long-Term Senior
Debt:
 Historical
 September 30,
 1998 Credit
 Agreement.......    $107,800      $    --     $107,800      $ 6,902 (i),(ii)   $114,702      7.50%(iv)   $ 8,603       $ 6,452
 Fourth Quarter
 Post-IPO
 Companies
 assumed debt
 refinanced......          --       14,354       14,354           --              14,354      7.50%(iv)     1,077           808
 Fourth Quarter
 Post-IPO
 Companies
 borrowings to
 fund cash
 portion of
 purchase prices.          --       62,126       62,126           --              62,126      7.50%(iv)     4,659         3,494
                     --------      -------     --------      -------            --------                  -------       -------
 Total long-term
 senior
 debt/interest
 expense.........    $107,800      $76,480     $184,280      $ 6,902            $191,182                  $14,339       $10,754
                     ========      =======     ========      =======            ========                  =======       =======
Long Term
Subordinated
Debt:
 Historical
 September 30,
 1998 long-term
 debt............    $    820      $    --     $    820      $  (820)(iii)      $     --        --        $    --       $    --
 Fourth Quarter
 Post-IPO
 Companies
 subordinated
 debt............          --       16,000       16,000           --              16,000      6.00%(vi)       960           720
                     --------      -------     --------      -------            --------                  -------       -------
 Total long-term
 subordinated
 debt/interest
 expense.........    $    820      $16,000     $ 16,820      $  (820)           $ 16,000                  $   960       $   720
                     ========      =======     ========      =======            ========                  =======       =======
Total
debt/interest
expense..........    $116,365      $92,480     $208,845      $  (820)           $208,025                  $15,356       $11,517
                     ========      =======     ========      =======            ========                  =======       =======

----
  (i) This note contractually matured on December 12, 1998 and was repaid with proceeds from the Credit Agreement.
 (ii) This note contractually matures on January 5, 1999 and was repaid with proceeds from the Credit Agreement.
(iii) This subordinated note was converted to 68,334 shares of Common Stock in November 1998.
(iv) Represents the current borrowing rates under the Credit Agreement.
 (v) Represent the contractual interest rate for the S Corporation notes.
(vi) Represents the contractual interest rate for this subordinated note payable.

  d) Reflects the reduction to historical interest income earned on acquired cash and the remaining IPO proceeds, all of which is assumed to be used for the acquisition of the GroupMAC Companies.

  e) Reflects the incremental provision for federal and state income taxes relating to the compensation differential and other pro forma adjustments discussed in this Note 4 as well as income taxes on S Corporation earnings.

                        GROUP MAINTENANCE AMERICA CORP.

  f) Weighted average shares outstanding include the following (in thousands):

                                       DECEMBER 31, SEPTEMBER 30, SEPTEMBER 30,
                                           1997         1997          1998
                                       ------------ ------------- -------------
Shares issued in Initial Public
 Offering.............................     8,340        8,340         8,340
Shares issued under Subscription
 Agreement dated October 24, 1996.....     2,600        2,600         2,600
Shares issued to Pre-IPO Companies....     6,141        6,141         6,141
Shares issued to IPO Companies........     3,007        3,007         3,007
Shares issued to First Quarter Post-
 IPO Companies........................     2,574        2,574         2,574
Shares issued to Second Quarter Post-
 IPO Companies........................     2,906        2,906         2,906
Shares issued to Third Quarter Post-
 IPO Companies........................     2,385        2,385         2,385
Shares issued to Fourth Quarter Post-
 IPO Companies........................     4,161        4,161         4,161
Shares issued to Founding Management
 and Directors........................     1,037        1,037         1,037
                                          ------       ------        ------
Weighted average shares outstanding--
 basic................................    33,151       33,151        33,151
Incremental effect of options and
 warrants on shares outstanding.......       231          231           433
                                          ------       ------        ------
Weighted average shares outstanding--
 diluted..............................    33,382       33,382        33,584
                                          ======       ======        ======

  (c) Exhibits.

  The following exhibits are filed with this report:

 2.1* Stock Purchase Agreement dated as of November 3, 1998 among the Company,
      Holding Corp., Trinity Contractors, Inc. and the shareholders of Trinity
      Contractors, Inc.
 23   Consent of KPMG Peat Marwick LLP.
  99* List of Lenders under the Credit Agreement.

--------
* Incorporated by reference to the Company's Form 8-K filed October 28, 1998.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Group Maintenance America Corp.

                                                 /s/ Randolph W. Bryant
                                          By: _________________________________
                                                   Randolph W. Bryant
                                            Senior Vice President and General
                                                         Counsel

Date: December 22, 1998

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